Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-107863, 333-75367 and 333-140189) of Catapult Communications Corporation of our report dated December 14, 2005, except for the revision of the classification of certain investments discussed in Note 1, which is as of December 29, 2006, relating to the financial statements, which appears in this Form
10-K.
/s/ PricewaterhouseCoopers LLP
San Jose, California
December 13, 2007